Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

(302) 792-6000

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Ramaco Resources, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-4018838
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

Debt Securities

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.
Exhibit 2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.
Exhibit 4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 19th day of November, 2021.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

EXHIBIT 6

November 19, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

The Trust Division of Wilmington Savings Fund Society, FSB Senior Vice President, Chief Operating Officer _______________________________ Harrison R. Gelber Senior Vice President & Trust Officer ____________________________ _____________________________ Patrick J. Healy Kristin L. Moore _____________________________ Sandy Whalen Vice President & Trust Officer _____________________________ _____________________________ Todd B. Hammond Jason B. Hill _____________________________ _____________________________ Raye Goldsborough Geoffrey J. Lewis _____________________________ _____________________________ Sandra A. Martine Jessica D. Mojica Vice President & Director of Structured Finance ______________________________ S haheen Mohajer Vice President & Transformation Manager ______________________________ Danielle Holt Vice President & Director of Tax and Trust Operations _______________________________ Leonard Jankauskas, III Vice President & Director of Trust Compliance _______________________________ Lindsey Grunes

The Trust Division of Wilmington Savings Fund Society, FSB Assistant Vice President & Trust Officer _____________________________ _____________________________ Heather Costello Jill DeMarco _____________________________ _____________________________ Alfred Harrison Laurence R. Hawes ______________________________ ______________________________ Peter R. Kimm Kevin Osif ______________________________ ______________________________ Mary Emily Pagano Sean M. Pearce ______________________________ ______________________________ Devon C. A. Reverdito Andrew Shields ______________________________ ______________________________ Asif Siddiq S. Amanda Wilson ______________________________ Teresa A. Zwierzyna Assistant Vice President & Cash Processing Manager _______________________________ Heidi L. Fitzpatrick Assistant Vice President, & Trust Counsel _______________________________ Lauren M. DiSchiavi, J.D. Assistant Vice President & Entity Services Manager ______________________________ Rebecca Howell

The Trust Division of Wilmington Savings Fund Society, FSB Trust Officer ______________________________ ______________________________ Stefani Bultena Anthony Jeffery ______________________________ ______________________________ Diane S. Mateson John McNichol _____________________________ _____________________________ James Nixon Jose Verdejo Trust Operations Officer _____________________________ _______________________________ Mary Ann Benko Scott Carita Wealth Compliance Officer _____________________________ ______________________________ John W. Bruni Janet R. Bryan Entity Services Officer ________________________________ Brian Hamilton Trust Tax Officer ________________________________ Dana Brown

EXCERPT FROM THE MEETING OF THE BOARD OF DIRECTORS OF WILMINGTON SAVINGS FUND SOCIETY, FSB February 25, 2016 MINUTES A meeting of the Board of Directors of Wilmington Savings Fund Society FSB was held at 8:30 a.m. on February 25, 2016 at WSFS Bank, 500 Delaware Avenue, Wilmington, Delaware. Members Attending Members Absent Marvin N. Schoenhals None Francis B. Brake Anat Bird Charles G. Cheleden (via conference call) Jennifer Wagner Davis Donald W. Delson Eleuthère I. du Pont Calvert A. Morgan, Jr., Vice Chairman David G. Turner Mark A. Turner Also Attending Lisa Brubaker, Senior Vice President, Director of Retail Strategy Steve Clark, Senior Vice President, Corporate Banking Sharon Croft, Assistant Secretary Justin Dunn, Senior Vice President, Director of Marketing Peggy Eddens, Executive Vice President, Chief Human Capital Officer Paul Geraghty, Executive Vice President, Chief Wealth Officer Paul Greenplate, Senior Vice President, Treasurer Robert Hayman, Vice President, Director of Procurement Jenifer Jurden, Vice President, Winnovation Strategist/Engagement and Jurdy Thomas Kearney, Executive Vice President, Chief Risk Officer Rodger Levenson, Executive Vice President, Chief Commercial Banking Officer Jim Mazarakis, Executive Vice President, Operations & Technology Drew Moore, Deskside Support Associate, Operations & Technology John Olsen, Senior Vice President, General Counsel Jacob Watts, Assistant Vice President, Manager of Enterprise Risk Management (ERM) Richard Wright, Executive Vice President, Chief Retail Banking Officer Mr. Schoenhals called the meeting to order at 8:30 a.m.

Consent Agenda Mr. Schoenhals asked if any Board member desired to remove any item from the consent agenda to be placed on the full agenda for further discussion. There being none, he called for a motion to approve the consent agenda in its entirety; and, upon motion duly made and seconded, the following items were unanimously approved. Assistant Corporate Secretaries Revisions For the purposes of conducting the business of the company, the following individuals have been approved by the Board of Directors to serve as Assistant Corporate Secretaries and to possess a Wilmington Savings Fund Society, FSB, corporate seal to attest and seal documents in keeping with their job responsibilities and on behalf of the company. • Kim-Marie Cox, Assistant Vice President, Personal Trust Administrator – Las Vegas • Sharon Croft, Assistant Corporate Secretary • Jeffrey R. Everhart, Assistant Vice President, Team Lead, Corporate Trust • Jacqueline Green, Quality Control Specialist, Retail Loan Services • Lindsey Grunes, Trust Compliance Associate • Cherie F. Jenkins, Mortgage Processing and Documentation Supervisor • Connie Latham, Consumer Lender II • Rodger Levenson, Chief Financial Officer and Corporate Secretary • Lisa Meehan, Vice President, Group Manager, Personal Trust • Kristin Moore, Vice President, Group Manager, Corporate Trust • Patricia Nowocin, Portfolio Administrator, Private Banking • Michael Oller, Vice President, Team Lead, Corporate Trust • Debbie Reed, Executive Assistant • Paul Roughton, Loan Accounting • Joi Smith, Portfolio Administrator II • Linda Stewart, Loan Operations Manager • Michele Voshell, Loan Operations Manager I • Anjelica Willis-Lee, Assistant Vice President, Commercial Loan Documentation

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS FOR A FEDERAL SAVINGS ASSOCIATION I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to 12 USC 5412(b)(2)(B) and 5433(a) and (b)(1), has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all federal savings associations. 2. "Wilmington Savings Fund Society, FSB," Wilmington, Delaware (Charter No. 707938), was chartered under the laws of the United States as a federal savings association and is authorized to exercise fiduciary powers under the provisions of 12 USC 1464(n). 3. This charter and the authority to exercise fiduciary powers remain in full force and effect on the date of this certification. IN TESTIMONY WHEREOF, today, September 3, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. ________________________________________ Acting Comptroller of the Currency 2021-01046-C ____ _ ______________ _ __ _ _ __ _ __ _ _ ____________________ Acting Comptroll l ler of the Currency

Wilmington Savings Fund Society - FDIC Certificate Number: 17838 Submitted to CDR on 10/29/2021 at 04:38 PM Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2021 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): 1.a. 1.b. 2. Securities: 2.a. 2.b. 2.c. 3. Federal funds sold and securities purchased under agreements to resell: 3.a. 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. Liabilities 13. Deposits: 13.a. 13.a.1. 13.a.2. b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: 14.a. 14.b. 15. 16. 17. and 18. Not applicable 19. 1 Includes cash items in process of collection and unposted debits. 2 Includes time certificates of deposit not held for trading. 3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5 Includes all securities resale agreements, regardless of maturity. 6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8 Includes noninterest-bearing, demand, time, and savings deposits. 9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 10 Includes all securities repurchase agreements, regardless of maturity. 11 Includes limited-life preferred stock and related surplus. FFIEC 041 Page 17 of 86 RC-1 RCON Amount a. Noninterest-bearing balances and currency and coin (1)........................................................................................ 0081 603,440 b. Interest-bearing balances (2)................................................................................................................................... 0071 1,405,332 a. Held-to-maturity securities (from Schedule RC-B, column A) (3)............................................................................. JJ34 92,169 b. Available-for-sale debt securities (from Schedule RC-B, column D)......................................................................... 1773 4,242,981 c. Equity securities with readily determinable fair values not held for trading (4)...................................................... JA22 0 a. Federal funds sold.................................................................................................................................................... B987 0 b. Securities purchased under agreements to resell (5,6)............................................................................................ B989 0 a. Loans and leases held for sale.................................................................................................................................. 5369 81,549 b. Loans and leases held for investment............................................................................. B528 8,019,181 c. LESS: Allowance for loan and lease losses (7)................................................................. 3123 104,871 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)......................................................... B529 7,914,310 5. Trading assets (from Schedule RC-D)........................................................................................................................... 3545 0 6. Premises and fixed assets (including capitalized leases)............................................................................................. 2145 237,373 7. Other real estate owned (from Schedule RC-M).......................................................................................................... 2150 2,195 8. Investments in unconsolidated subsidiaries and associated companies.................................................................... 2130 4,893 9. Direct and indirect investments in real estate ventures............................................................................................. 3656 0 10. Intangible assets (from Schedule RC-M)...................................................................................................................... 2143 525,561 11. Other assets (from Schedule RC-F) (6)......................................................................................................................... 2160 232,353 12. Total assets (sum of items 1 through 11).................................................................................................................... 2170 15,342,156 a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).......................................................... 2200 12,887,880 (1) Noninterest-bearing (8)............................................................................................. 6631 4,142,796 (2) Interest-bearing......................................................................................................... 6636 8,745,084 a. Federal funds purchased (9).................................................................................................................................... B993 0 b. Securities sold under agreements to repurchase (10)............................................................................................ B995 0 15. Trading liabilities (from Schedule RC-D)...................................................................................................................... 3548 0 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)................................................... 3190 20,972 19. Subordinated notes and debentures (11).................................................................................................................... 3200 0 Reporting Period: September 30, 2021 November 08, 2021 9:55 AM

Wilmington Savings Fund Society - FDIC Certificate Number: 17838 Submitted to CDR on 10/29/2021 at 04:38 PM Schedule RC—Continued Dollar Amounts in Thousands Liabilities—continued 20. 21. 22. Not applicable Equity Capital Bank Equity Capital 23. 24. 25. 26.a. 26.b. 26.c. 27.a. 27.b. 28. 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external M.1. 1a = An integrated audit of the reporting institution's financial state- 3 = This number is not to be used ments and its internal control over financial reporting conducted 4 = Directors' examination of the bank conducted in accordance in accordance with the standards of the American Institute of with generally accepted auditing standards by a certified Certified Public Accountants (AICPA) or the Public Company public accounting firm (may be required by state-chartering Accounting Oversight Board (PCAOB) by an independent public authority) accountant that submits a report on the institution 5 = Directors' examination of the bank performed by other external 1b = An audit of the reporting institution's financial statements only auditors (may be required by state-chartering authority) conducted in accordance with the auditing standards of the 6 = Review of the bank's financial statements by external AICPA or the PCAOB by an independent public accountant that auditors submits a report on the institution 7 = Compilation of the bank's financial statements by external 2a = An integrated audit of the reporting institution's parent holding auditors company's consolidated financial statements and its internal con- 8 = Other audit procedures (excluding tax preparation work) trol over financial reporting conducted in accordance with the 9 = No external audit work standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 2b = An audit of the reporting institution's parent holding com- pany's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) To be reported with the March Report of Condition. M.2. 1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2 Includes treasury stock and unearned Employee Stock Ownership Plan shares. FFIEC 041 Page 18 of 86 RC-2 RCON Amount 20. Other liabilities (from Schedule RC-G)......................................................................................................................... 2930 461,001 21. Total liabilities (sum of items 13 through 20).............................................................................................................. 2948 13,369,853 23. Perpetual preferred stock and related surplus............................................................................................................ 3838 0 24. Common stock............................................................................................................................................................. 3230 0 25. Surplus (excludes all surplus related to preferred stock)............................................................................................ 3839 1,538,174 26. a. Retained earnings.................................................................................................................................................... 3632 451,812 b. Accumulated other comprehensive income (1)....................................................................................................... B530 (15,486) c. Other equity capital components (2)........................................................................................................................ A130 0 27. a. Total bank equity capital (sum of items 23 through 26.c)....................................................................................... 3210 1,974,500 b. Noncontrolling (minority) interests in consolidated subsidiaries........................................................................... 3000 (2,197) 28. Total equity capital (sum of items 27.a and 27.b)....................................................................................................... G105 1,972,303 29. Total liabilities and equity capital (sum of items 21 and 28)....................................................................................... 3300 15,342,156 RCON Number auditors as of any date during 2020................................................................................................................................. 6724 NR RCON Date 2. Bank's fiscal year-end date (report the date in MMDD format)...................................................................................... 8678 NR Reporting Period: September 30, 2021 November 08, 2021 9:55 AM